Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE RODNEY SQUARE
P.O. BOX 636 WILMINGTON, DELAWARE 19899-0636 ______ TEL: (302) 651-3000 FAX: (302) 651-3001 www.skadden.com December 11, 2007

FIRM/AFFILIATE

OFFICES

______

BOSTON

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HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

SAN FRANCISCO

WASHINGTON, D.C.

______

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

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MEMSIC, Inc.

One Tech Drive, Suite 325

Andover, M.A. 01810

Re:	MEMSIC, Inc.
Registration Statement on Form S-1
(File No. 333-146377)

Ladies and Gentlemen:

We have acted as special counsel to MEMSIC, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of up to 6,000,000 shares (including 900,000 shares subject to an over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-146377) as filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2007 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on November 5, 2007 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on November 21, 2007, (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on November 30, 2007, (v) Amendment No. 4 to the Registration

MEMSIC, Inc.

December 11, 2007

Statement as filed with the Commission under the Act on December 3, 2007, (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on December 7, 2007, (vii) Amendment No. 6 to the Registration Statement filed with the Commission as of the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (viii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, and, Citigroup Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement; (ix) a specimen certificate representing the Common Stock; (x) the Amended and Restated Certificate of Incorporation of the Company, and an Amendment thereto, as certified by the Secretary of State of the State of Delaware on December 11, 2007; (xi) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; and (xii) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Shares, the Registration Statement and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

MEMSIC, Inc.

December 11, 2007

Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares has been duly authorized and when: (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Shares have been duly registered by the transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to the Shares as determined by the Board of Directors of the Company and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP